Exhibit 99.1

Mentor Graphics Reports Fiscal First Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--May 22, 2014--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal first quarter ended April 30, 2014. The company reported revenues of $252.2 million, non-GAAP earnings per share of $0.11, and a GAAP loss per share of $0.02.

“First quarter results were better than our guidance, driven largely by strong revenue growth in scalable verification, particularly emulation,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “During the quarter Mentor introduced a revolutionary new Enterprise Verification Platform - one of the most significant verification product announcements in Mentor’s history. We also acquired Berkeley Design Automation, a recognized leader in analog, mixed-signal and RF circuit verification. This high-impact acquisition, along with the increase in our quarterly dividend and continued share repurchases, demonstrates Mentor’s balanced approach to capital deployment.”

The Mentor® Enterprise Verification Platform combines Questa® advanced verification solutions, Veloce® OS3 global emulation resourcing technology, and the Visualizer™ debug environment into a globally accessible high-performance data center resource. The new platform eliminates barriers to hardware acceleration and combines the functionality and observability of simulation-based verification with the speed of emulation.

During the quarter the company also launched the first phase of a new systems design enterprise platform, starting with innovative Xpedition™ printed circuit board (PCB) layout technology. Mentor also released Valor® “new product introduction” software which seamlessly links PCB design and manufacturing operations to deliver the industry’s first integrated, automated flow for the design, fabrication and assembly of PCBs. The company also announced that LEONI, a leading supplier of cables and cable systems to the automotive sector and other industries, has expanded its use of Mentor’s Capital® software throughout its worldwide facilities. In other news, Mentor’s IC solutions, including Calibre® and Olympus-SoC™ software as well as the Pyxis™ custom IC design platform and the ELDO® spice simulator, have achieved certification for TSMC 16 nm FinFET family production.

“Mentor’s business performed well in the first quarter,” said Gregory K. Hinckley, president of Mentor Graphics. “Strict attention to cost control enabled the company to exceed our non-GAAP operating income target by over $7 million and beat non-GAAP EPS guidance by $0.05 on a $7 million hardware-driven revenue upside. The company is executing well and we expect strength in transportation applications and core EDA demand as the year progresses.”

Outlook

For the second quarter of fiscal 2015, the company expects revenues of about $250 million, non-GAAP earnings per share of about $0.15 and GAAP earnings per share of approximately $0.07. For the full year fiscal 2015, the company expects revenues of about $1.237 billion, non-GAAP earnings per share of about $1.75, and GAAP earnings per share of approximately $1.46.

Dividend and Share Repurchase

The company announced a quarterly dividend of $0.05 per share. The dividend is payable on June 30, 2014 to shareholders of record as of the close of business on June 10, 2014.

During the quarter the company repurchased approximately 2 million shares for $45 million.

Fiscal Year Definition

Mentor Graphics Corporation’s fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income, operating margin, net income, and earnings per share which we refer to as non-GAAP gross profit, operating income, operating margin, net income, and earnings per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense associated with the amortization of original issuance debt discount on convertible debt, the equity in earnings or losses of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), and the impact on basic and diluted earnings per share of changes in the calculated redemption value of noncontrolling interests, which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income is in the first twelve months following an acquisition.

  Special charges may include expenses related to certain litigation costs, employee severance, acquisitions, excess facility costs, and other asset related charges. Special charges are incurred based on particular facts and circumstances and can vary in size and frequency. Litigation costs classified as special charges consist of professional service fees related to patent litigation involving us, EVE S.A., and Synopsys, Inc. These costs are included in special charges because of their unusual nature due to the significance in variability of timing and amount. Restructuring costs included in special charges include costs incurred for employee terminations, including severance and benefits, driven by modification of business strategy or business emphasis. Special charges are not ordinarily included in our annual operating plan and related budget due to unpredictability, driven in part by rapidly changing technology and the competitive environment in our industry. We therefore exclude them when evaluating our managers’ performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units, and purchases made as a result of the employee stock purchase plan. We do not consider equity plan-related compensation expense in evaluating our managers’ performance internally or our core operations in any given period.
  Interest expense attributable to amortization of the original issuance debt discount on convertible debt is excluded. Management does not consider this charge as a part of our core operating performance. We do not consider the amortization of the original issuance debt discount on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of common stock investments accounted for under the equity method. The carrying amounts of our investments are adjusted for our share of earnings or losses of the investee. We report our equity in the earnings or losses of investments in other income (expense), net (with the exception of our investment in Frontline as discussed below). The amounts are excluded from our non-GAAP results as we do not control the results of operations for the investments and we do not participate in regular and periodic operating activities; therefore, management does not consider these investments as a part of our core operating performance.
  The Company maintains a 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. Although we do not exert control, we actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.

  Income tax expense is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the three months ended April 30, 2014 is 5.4% after consideration of period specific items. Without period specific items of $10 thousand, our GAAP tax rate is 5.7%. Our full fiscal year 2015 GAAP tax rate, inclusive of period specific items, is projected to be 11%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.
  Our agreement with the owners of noncontrolling interests in one of our subsidiaries gives them a right to require us to purchase their interests for a price based on a formula defined in the agreement. Under GAAP, increases (or decreases to the extent they offset previous increases) in the calculated redemption value of the noncontrolling interests are recorded directly to retained earnings and therefore do not affect net income. However, as required by GAAP, these amounts are applied to increase or decrease the numerator in the calculation of basic and diluted earnings per share. Management does not consider fluctuations in the calculated redemption value of noncontrolling interests to be relevant to our core operating performance.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options, restricted stock units, and employee stock purchase plan shares in a loss situation.

Non-GAAP gross profit, operating income, operating margin, net income, and earnings per share are supplemental measures of our performance that are not presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross profit, operating income, operating margin, net income, and earnings per share because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangible assets represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly evaluate our business to determine whether any operations should be eliminated or curtailed. Additionally, as part of our ongoing business, we engage in acquisition and assimilation activities and patent litigation. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year in excess of $1.15 billion. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, Questa, Veloce, Valor, Capital, Calibre and ELDO are registered trademarks and Visualizer, Xpedition, Olympus-SoC, and Pyxis are trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness in the United States, the European Union, China or other international economies, and the potential adverse impact on the semiconductor and electronics industries; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (v) litigation; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer mergers or divestitures, customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2014	2013
Revenues:
System and software	$148,229	$123,284
Service and support	103,922	103,231
Total revenues	252,151	226,515
Cost of revenues: (1)
System and software	26,971	8,899
Service and support	29,111	30,075
Amortization of purchased technology	1,361	1,207
Total cost of revenues	57,443	40,181
Gross profit	194,708	186,334
Operating expenses:
Research and development (2)	84,451	79,717
Marketing and selling (3)	84,634	79,107
General and administration[a] (4)	17,682	16,337
Equity in earnings of Frontline (5)	(1,379)	(397)
Amortization of intangible assets (6)	1,750	1,654
Special charges[a] (7)	5,926	4,023
Total operating expenses	193,064	180,441
Operating income	1,644	5,893
Other income (expense), net (8)	(258)	(959)
Interest expense (9)	(4,585)	(4,785)
Income (loss) before income tax	(3,199)	149
Income tax expense (benefit) (10)	(174)	568
Net loss	(3,025)	(419)
Less: Loss attributable to noncontrolling interest (11)	(474)	(624)
Net income (loss) attributable to Mentor Graphics
shareholders	$(2,551)	$205
Net income (loss) per share attributable to Mentor Graphics
shareholders:
Basic[b]	$(0.02)	$0.01
Diluted[b]	$(0.02)	$0.01
Weighted average number of shares outstanding:
Basic	114,935	112,711
Diluted	114,935	115,751

[a]Certain litigation costs have been reclassified from general and administration to special charges within operating expenses for the three months ended April 30, 2013. These reclassifications were made to conform to the current period presentation. These reclassifications had no impact on GAAP operating expense, operating income or net income for the three months ended April 30, 2013. Additional discussion regarding the reclassification was provided in our Annual Report on Form 10-K for the year ended January 31, 2014.

[b]We have increased the numerator of our basic and diluted earnings per share calculation for the adjustment to decrease the noncontrolling interest to the calculated redemption value, recorded directly to retained earnings, as follows:

	$667	$468

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income (loss) that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended April 30,
	2014	2013
(1) Cost of revenues:
Equity plan-related compensation	$535	$460
Amortization of purchased technology	1,361	1,207
	$1,896	$1,667

(2) Research and development:
Equity plan-related compensation	$3,241	$2,610

(3) Marketing and selling:
Equity plan-related compensation	$2,178	$1,882

(4) General and administration:
Equity plan-related compensation	$2,175	$1,614

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets
	$116	$737

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,750	$1,654

(7) Special charges:
Rebalance, restructuring, and other costs	$5,926	$4,023

(8) Other income (expense), net:
Net income (loss) of unconsolidated entities	$13	$(51)

(9) Interest expense:
Amortization of original issuance debt discount	$1,494	$1,391

(10) Income tax expense (benefit):
Non-GAAP income tax effects	$(2,825)	$(2,097)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets, equity-plan related compensation, and income tax effects	$(200)	$(393)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2014	2013
GAAP net income (loss) attributable to Mentor Graphics shareholders	$(2,551)	$205
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	535	460
Research and development	3,241	2,610
Marketing and selling	2,178	1,882
General and administration	2,175	1,614
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,361	1,207
Frontline purchased technology and intangible assets (3)	116	737
Amortization of intangible assets (4)	1,750	1,654
Special charges[a] (5)	5,926	4,023
Other income (expense), net (6)	13	(51)
Interest expense (7)	1,494	1,391
Non-GAAP income tax effects (8)	(2,825)	(2,097)
Noncontrolling interest (9)	(200)	(393)
Total of non-GAAP adjustments	15,764	13,037
Non-GAAP net income attributable to Mentor Graphics shareholders	$13,213	$13,242

GAAP weighted average shares (diluted)	114,935	115,751
Non-GAAP adjustment	2,479	-
GAAP and Non-GAAP weighted average shares (diluted)	117,414	115,751

Net income (loss) per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$(0.02)	$0.01
Noncontrolling interest adjustment (10)	(0.01)	(0.01)
Non-GAAP adjustments detailed above	0.14	0.11
Non-GAAP (diluted)	$0.11	$0.11

[a]See footnote [a] for a discussion of the reclassification of certain litigation costs to special charges.

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased technology is amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) joint venture investment. Mentor Graphics has a 50% interest in Frontline. The purchased technology was amortized over three years from the March 2010 acquisition date, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4)	Other identified intangible assets are amortized to operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended April 30, 2014: Special charges consist of (i) $ 3,958 for EVE litigation costs, (ii) $1,125 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $843 in other adjustments.
Three months ended April 30, 2013: Special charges consist of (i) $2,079 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $1,940 for EVE litigation costs, and (ii) $4 in other adjustments.
(6)	Amount represents income (loss) on investment accounted for under the equity method of accounting.
(7) Amount represents the amortization of original issuance debt discount.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.
(10)	Non-GAAP EPS excludes from the numerator of our earnings per share calculation the adjustment of the noncontrolling interest to the calculated redemption value, recorded directly to retained earnings.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended April 30,
	2014	2013
GAAP gross profit	$194,708	$186,334
Reconciling items to non-GAAP gross profit:
Equity plan-related compensation	535	460
Amortization of purchased technology	1,361	1,207
Non-GAAP gross profit	$196,604	$188,001

	Three Months Ended April 30,
	2014	2013
GAAP gross profit as a percent of total revenues	77.2%	82.3%
Non-GAAP adjustments detailed above	0.8%	0.7%
Non-GAAP gross profit as a percent of total revenues	78.0%	83.0%

	Three Months Ended April 30,
	2014	2013
GAAP operating expenses	$193,064	$180,441
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(7,594)	(6,106)
Amortization of Frontline purchased technology and other
identified intangible assets	(116)	(737)
Amortization of other identified intangible assets	(1,750)	(1,654)
Special charges[a]	(5,926)	(4,023)
Non-GAAP operating expenses	$177,678	$167,921

	Three Months Ended April 30,
	2014	2013
GAAP operating income	$1,644	$5,893
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	8,129	6,566
Amortization of purchased technology	1,361	1,207
Amortization of Frontline purchased technology and other
identified intangible assets	116	737
Amortization of other identified intangible assets	1,750	1,654
Special charges[a]	5,926	4,023
Non-GAAP operating income	$18,926	$20,080

	Three Months Ended April 30,
	2014	2013
GAAP operating income as a percent of total revenues	0.7%	2.6%
Non-GAAP adjustments detailed above	6.8%	6.3%
Non-GAAP operating income as a percent of total revenues	7.5%	8.9%

	Three Months Ended April 30,
	2014	2013
GAAP other income (expense), net and interest expense	$(4,843)	$(5,744)
Reconciling items to non-GAAP other income (expense), net
and interest expense:
Equity in earnings of unconsolidated entities	13	(51)
Amortization of original issuance debt discount	1,494	1,391
Non-GAAP other income (expense), net and interest expense	$(3,336)	$(4,404)

[a]See footnote [a] for a discussion of the reclassification of certain litigation costs to special charges.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2014	2014

Assets
Current assets:
Cash, cash equivalents and short-term investments	$175,825	$297,312
Trade accounts receivable, net	146,920	179,830
Term receivables, short-term	273,675	274,653
Prepaid expenses and other	68,916	64,658
Deferred income taxes	9,576	13,656

Total current assets	674,912	830,109
Property, plant, and equipment, net	157,843	160,165
Term receivables, long-term	264,843	270,365
Goodwill and intangible assets, net	618,160	571,843
Other assets	75,304	71,627

Total assets	$1,791,062	$1,904,109

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$1,352	$9,590
Accounts payable	15,947	21,548
Income taxes payable	-	3,365
Accrued payroll and related liabilities	57,911	102,848
Accrued and other liabilities	41,353	42,457
Deferred revenue	221,916	231,179

Total current liabilities	338,479	410,987
Long-term notes payable	225,755	224,261
Deferred revenue, long-term	20,953	17,398
Other long-term liabilities	46,474	50,690
Total liabilities	631,661	703,336

Noncontrolling interest with redemption feature	14,568	15,479

Stockholders' equity:
Common stock	803,242	838,939
Retained earnings	319,890	327,552
Accumulated other comprehensive income	21,701	18,803
Total stockholders' equity	1,144,833	1,185,294

Total liabilities and stockholders' equity	$1,791,062	$1,904,109

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended April 30,
	2014	2013
Operating activities
Net loss	$(3,025)	$(419)
Depreciation and amortization	13,737	13,344
Other adjustments to reconcile:
Operating cash	6,522	10,810
Changes in working capital	(28,195)	(11,608)

Net cash provided by (used in) operating activities	(10,961)	12,127

Investing activities
Net cash used in investing activities	(47,580)	(15,158)

Financing activities
Net cash used in financing activities	(59,293)	(21,408)

Effect of exchange rate changes on cash and cash equivalents	337	(964)

Net change in cash and cash equivalents	(117,497)	(25,403)
Cash and cash equivalents at beginning of period[a]	293,322	223,783

Cash and cash equivalents at end of period[b]	$175,825	$198,380

Other data:
Capital expenditures	$6,170	$4,410
Days sales outstanding	150	146

[a]The condensed consolidated balance sheet at January 31, 2014 includes $3,990 of short-term investments in the "Cash, cash equivalents, and short-term investments" line item. $3,990 should be deducted from that line item to reconcile to the amount of "Cash and cash equivalents at beginning of period" presented in this statement for the three months ended April 30, 2014.

[b]The condensed consolidated balance sheet at April 30, 2013 includes $7,833 of short-term investments in the "Cash, cash equivalents, and short-term investments" line item. $7,833 should be deducted from that line item to reconcile to the amount of "Cash and cash equivalents at end of period" presented in this statement for the three months ended April 30, 2013.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q2'15 and fiscal year 2015.

	Estimated	Estimated
	Q2'15	FY'15
Diluted GAAP net income per share	$0.07	$1.46
Non-GAAP Adjustments:
Amortization of purchased technology (1)	0.02	0.04
Amortization of other identified intangible assets (2)	0.01	0.04
Equity plan-related compensation (3)	0.08	0.31
Special Charges (4)	-	0.05
Other income (expense), net and interest expense (5)	0.02	0.05
Non-GAAP income tax effects (6)	(0.05)	(0.19)
Noncontrolling interest (7)	-	-
Other (8)	-	(0.01)

Diluted non-GAAP net income per share	$0.15	$1.75

(1)	Excludes amortization of purchased technology resulting from acquisitions. Purchased technology is amortized over two to five years.
(2)	Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years.
(3)	Excludes equity plan-related compensation expense for the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)	Excludes special charges consisting primarily of costs incurred for certain litigation costs, and employee rebalances, which includes severance benefits, notice pay and outplacement services. Full year adjustment represents the impact of actual special charges for the three months ended April 30, 2014 as we do not provide guidance for special charges.
(5)	Excludes income (loss) from an investment accounted for under the equity method of accounting, and amortization of original issuance debt discount.
(6)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(7)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest. Full year adjustment represents the impact of the adjustment for the three months ended April 30, 2014, as we do not provide guidance for this adjustment.
(8)	Excludes the adjustment to the calculated redemption value of the noncontrolling interest, recorded directly to retained earnings. Full year adjustment represents the impact of the adjustment to the redemption value as of April 30, 2014, as we do not provide guidance for this adjustment.

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	2015	2014					2013
Product Category Bookings (a)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	20%	60%	35%	40%	30%	40%	35%	25%	30%	35%	30%
SCALABLE VERIFICATION	25%	15%	45%	25%	30%	30%	15%	30%	20%	25%	25%
INTEGRATED SYSTEMS DESIGN	30%	10%	10%	20%	30%	20%	25%	25%	25%	25%	25%
NEW & EMERGING MARKETS	10%	5%	5%	5%	5%	5%	5%	10%	15%	5%	10%
SERVICES / OTHER	15%	10%	5%	10%	5%	5%	20%	10%	10%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015	2014					2013
Product Category Revenue (b)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	25%	35%	50%	35%	35%	40%	40%	35%	25%	35%	35%
SCALABLE VERIFICATION	35%	20%	20%	25%	30%	25%	25%	25%	30%	30%	25%
INTEGRATED SYSTEMS DESIGN	25%	30%	20%	25%	25%	20%	20%	25%	25%	20%	25%
NEW & EMERGING MARKETS	5%	5%	5%	5%	5%	5%	5%	5%	10%	5%	5%
SERVICES / OTHER	10%	10%	5%	10%	5%	10%	10%	10%	10%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015	2014					2013
Bookings by Geography	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	35%	55%	60%	40%	50%	35%	40%	50%	35%	40%
Europe	15%	10%	15%	15%	30%	20%	20%	35%	20%	30%	25%
Japan	15%	10%	5%	5%	10%	5%	10%	5%	5%	10%	10%
Pac Rim	20%	45%	25%	20%	20%	25%	35%	20%	25%	25%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015	2014					2013
Revenue by Geography	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	45%	40%	50%	45%	45%	50%	45%	50%	40%	45%
Europe	25%	20%	20%	20%	20%	20%	20%	20%	20%	30%	25%
Japan	10%	10%	5%	10%	15%	10%	10%	15%	10%	10%	10%
Pac Rim	15%	25%	35%	20%	20%	25%	20%	20%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015	2014					2013
Bookings by Business Model (c)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	35%	15%	50%	20%	10%	25%	25%	20%	20%	15%	20%
Term Ratable	20%	10%	5%	5%	5%	5%	25%	15%	10%	5%	10%
Term Up Front	45%	75%	45%	75%	85%	70%	50%	65%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015	2014					2013
Revenue by Business Model (c)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	35%	20%	25%	20%	20%	20%	20%	25%	25%	15%	20%
Term Ratable	10%	10%	10%	5%	5%	10%	10%	10%	10%	5%	10%
Term Up Front	55%	70%	65%	75%	75%	70%	70%	65%	65%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Category Bookings excludes support bookings for all sub-flow categories.
(b) Product Category Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only (excludes finance fee).

CONTACT:
Mentor Graphics Corporation
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com